Exhibit 99.06
Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

ADDERALL XR® - Paragraph IV notice received

Basingstoke, UK and Philadelphia, US – October 03, 2006 – Shire plc (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ) - announces that it has received a Paragraph IV notice letter from Andrx Pharmaceuticals, L.L.C. (Andrx) advising of the filing of an Abbreviated New Drug Application (ANDA) for its amphetamine combination product, a generic version of Shire’s mixed amphetamine salt product, ADDERALL XR®.

Shire is currently reviewing the details of the Paragraph IV Notice letter from Andrx.

Shire has received Paragraph IV Notice letters from Barr Laboratories, Inc. (Barr), IMPAX Laboratories, Inc. (IMPAX), Colony Pharmaceuticals, Inc. (Colony), and Teva Pharmaceuticals USA, Inc. (Teva). As previously announced, Shire filed lawsuits against Barr, Impax and Teva. The Barr and Impax lawsuits have been settled. The Teva litigation is ongoing in United States District Court of Pennsylvania.

Andrx may not launch a generic version of ADDERALL XR® before it receives final approval of its ANDA from the U.S. Food and Drug Administration (FDA). If Shire decides to file a complaint on this Paragraph IV Notice letter, the lawsuit triggers a stay of FDA approval of up to 30 months from the Company’s receipt of Andrx’s notice to allow the Court to resolve the suit. Even if Andrx receives a tentative approval from the FDA, it can not lawfully launch its generic version before the earlier of the expiration of the relevant stay, a district court decision in its favor and the expiration of any exclusivity rights that may attach to earlier filed ANDAs. The FDA may grant 180 days of generic market exclusivity to the “first to file.”

ADDERALL XR® is the lead product in Shire’s portfolio of treatments for Attention Deficit and Hyperactivity Disorder (ADHD) and is protected by two patents which expire in 2018: Shire Laboratories’ U.S. Patent No. 6,322,819 and U.S. Patent No. 6,605,300.

Registered in England 2883758 Registered Office as above

For further information please contact:

Investor Relations	Cléa Rosenfeld (Rest of the World)	+44 1256 894 160
	Brian Piper (North America)	+1 484 595 8252

Media	Jessica Mann (Rest of the World)	+44 1256 894 280
	Matthew Cabrey (North America)	+1 484 595 8248

Notes to editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty pharmaceutical company that focuses on meeting the needs of the specialist physician. Shire focuses its business on attention deficit and hyperactivity disorder (ADHD), human genetic therapies (HGT), gastrointestinal (GI) and renal diseases. The structure is sufficiently flexible to allow Shire to target new therapeutic areas to the extent opportunities arise through acquisitions. Shire believes that a carefully selected portfolio of products with a strategically aligned and relatively small-scale sales force will deliver strong results.

Shire’s focused strategy is to develop and market products for specialty physicians. Shire’s in-licensing, merger and acquisition efforts are focused on products in niche markets with strong intellectual property protection either in the US or Europe.

For further information on Shire, please visit the Company’s website: www.shire.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forwarding-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire plc's results could be materially affected. The risks and uncertainties include, but are not limited to: risks associated with the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialization; the impact of competitive products, including, but not limited to, the impact of those on Shire plc's Attention Deficit and Hyperactivity Disorder ("ADHD") franchise; patents, including but not limited to, legal challenges relating to Shire plc's ADHD franchise; government regulation and approval, including but not limited to the expected product approval dates of CONNEXYN™ (SPD503) (ADHD), SPD465 (ADHD), MESAVANCE ™ (SPD476) (ulcerative colitis), and NRP104 (ADHD), including its scheduling classification by the Drug Enforcement Administration in the United States; Shire plc's ability to secure new products for commercialization and/or development; and other risks and uncertainties detailed from time to time in Shire plc's and its predecessor registrant Shire Pharmaceuticals Group plc's filings with the US Securities and Exchange Commission, particularly Shire plc's Annual Report on Form 10-K for the year ended December 31, 2005.

Registered in England 2883758 Registered Office as above